ARTICLES OF INCORPORATION

                                       OF

                              POLLENEX CORPORATION

         I, the undersigned, being a natural person of the age of eighteen (18) years or more, for the purpose of forming a Corporation under The General and Business Corporation Law of Missouri, do hereby adopt the following Articles of Incorporation.

                                    ARTICLE I

         The name of the Corporation is POLLENEX CORPORATION.

                                   ARTICLE II

         The address of its initial Registered Office in the State of Missouri is 2420 Pershing Road, Suite 400, Kansas City, Missouri 64108, and the name of its initial Registered Agent at such address is H B Service Corp.

                                   ARTICLE III

         The aggregate number of shares which the Corporation shall have authority to issue shall be Thirty Thousand (30,000) shares of Common Stock of the par value of One Dollar ($1.00) per share, amounting in the aggregate to Thirty Thousand Dollars ($30,000), and there shall be no preferences, qualifications, limitations or restrictions whatsoever, nor any special or relative rights in respect to the shares.

                                   ARTICLE IV

         No holder of common shares of this Corporation shall be entitled as of right to subscribe for, purchase, or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, or other securities convertible into stock of any class; and all such additional shares of stock, bonds, debentures or other securities convertible into stock may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable.

                                    ARTICLE V

         The name and residence of the incorporator is Timothy J. Feathers, 9312 Dearborn, Overland Park, Kansas 66207.

                                   ARTICLE VI

         The number of Directors to constitute the initial Board of Directors is three (3). Thereafter, the number of Directors shall be fixed by, or in the manner provided in the By-Laws of the Corporation, and any changes made shall be reported to the Secretary of State of Missouri within thirty (30) days of such change.

                                   ARTICLE VII

         The duration of the Corporation is perpetual.

                                  ARTICLE VIII

         The Corporation is formed for the following purposes:

         A. To operate a general business for the manufacture, sale and distribution of any and all kinds of appliances, and to conduct any and all other business operations in connection therewith or related thereto.

         B. To buy, utilize, lease, rent, import, export, franchise, operate, manufacture, produce, design, prepare, assemble, fabricate, improve, develop, sell, lease, mortgage, pledge, hypothecate, distribute and otherwise deal in, at wholesale, retail or otherwise, and as principal, agent or otherwise, all commodities, goods, wares, merchandise, devices, apparatus, equipment and all other personal property, whether tangible or intangible, of every kind, without limitation as to description, location or amount.

         C. To apply for, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, enjoy, turn to account, grant franchises or licenses in respect of, manufacture under, introduce, sell, assign, mortgage, pledge or otherwise dispose of:

                  (1) Any and all inventions, devices, methods, processes and formulae and any improvements and modifications thereof;

                  (2) Any and all letters patent of the United States or of any other country, state or locality, and all rights connected therewith or appertaining thereto;

                  (3) Any and all copyrights, granted by the United States or any other country, state or locality; and

                  (4) Any and all trademarks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state or locality; and to conduct and carry on its business in any or all of its various branches under any trade name or trade names.

         D. To engage in, carry on and conduct research, experiments, investigations, analyses, studies and laboratory work, for the purpose of discovering new products or to improve products or services.

         E. To buy, lease, rent or otherwise acquire, own, hold, use, divide, partition, develop, improve, operate and sell, lease, mortgage or otherwise dispose of, deal in and turn to account, real estate, leaseholds and any and all interests or estates appertaining thereto.

         F. To enter into any lawful contract or contracts with persons, firms, corporations, other entities, governments or any agencies or subdivisions thereof, including guaranteeing the performance of any contract or any obligation of any person, firm, corporation or other entity.

         G. To purchase and acquire, as a going concern or otherwise, and to carry on, maintain and operate all or any part of the property or business of any corporation, firm, association, entity, syndicate or persons whatsoever, deemed to be of benefit to the Corporation, or of use in any manner in connection with any of its purposes; and to dispose thereof upon such terms as may seem advisable to the Corporation.

         H. To invest, lend and deal with monies of the Corporation in any lawful manner, and to acquire by purchase, by the exchange of stock or other securities of the Corporation, by subscription or otherwise, and to invest in, to hold for investment or for any other purpose, and to use, sell, pledge or otherwise dispose of, and in general to deal in any interest concerning, or enter into any transaction with respect to (including "long" and "short" sales of), any stocks, bonds, notes, debentures, certificates, receipts and other securities and obligations of any government, state, municipality, corporation, association or other entity, including individuals and partnerships and, while owner thereof, to exercise all of the rights, powers and privileges of ownership including, among other things, the right to vote thereon for any and all purposes and to give consents with respect thereto.

         I. To borrow or raise money for any purpose of the Corporation and to secure any loan, indebtedness or obligation of the Corporation and the interest accruing thereon, and for that or any other purpose, to mortgage, pledge, hypothecate or change all or any part of the present or hereafter acquired property, rights and franchises of the Corporation, real, personal, mixed or of any character whatever, subject only to limitations specifically imposed by law.

         J. To do any or all of the things herein above enumerated, alone for its own account, or for the account of others, or as the agent for others, or in association with others or by or through others, and to enter into all lawful contracts and undertakings in respect thereof.

         K. To have one or more offices, to conduct its business, carry on its operations and promote its objectives within and without the State of Missouri, in other states, the District of Columbia, the territories, colonies and dependencies of the United states, in foreign countries and anywhere in the world, without restriction as to place, manner or amount, but subject to the laws applicable thereto; and to do any or all of the things herein set forth to the same extent as a natural person might or could do and in any part of the world, either alone or in company with others.

         L. In general, to carry on any other business in connection with each and all of the foregoing or incidental thereto, and to carry on, transact and engage in any and every lawful business or other lawful thing calculated to be of gain, profit or benefit to the Corporation, as fully and freely as a natural person might do, to the extent and in the manner, and anywhere within and without the State of Missouri, as it may from time to time determine; and to have and exercise each and all of the powers and privileges, either direct or incidental, which are given and provided by or are available under the laws of the State of Missouri in respect of general and business corporations organized for profit thereunder; provided, however, that the Corporation shall not engage in any activity for which a corporation may not be formed under the laws of the State of Missouri.

         M. It is intended that each of the purposes and powers specified in each of the paragraphs of this ARTICLE VIII shall be in no way limited or restricted by reference to or inference from the terms of any other paragraph,, but that the purposes and powers specified in each of the paragraphs of this
ARTICLE VIII shall be regarded as independent purposes and powers. The enumeration of specific purposes and powers in this ARTICLE VIII shall not be construed to restrict in any manner the general purposes and powers of this Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of purposes and powers herein shall not be deemed to exclude or in any way limit by inference any purposes or powers which this Corporation has power to exercise, whether expressly by the laws of the State of Missouri, now or hereafter in effect, or implied by any reasonable construction of such laws.

                                   ARTICLE IX

         The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal By-Laws for the Corporation from time to time.

         IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 19th day of April 1993.

                                                        /s/ Timothy J.  Feathers
                                                        ---------------------
                                                        Timothy J.  Feathers

STATE OF MISSOURI )
                                    ) ss.
COUNTY OF JACKSON )

         On this 19th day of April, 1993, before me personally appeared Timothy
J. Feathers, being first duly sworn and to me known to be the person described in and who executed the foregoing Articles of Incorporation, and stated that he executed the same as his own free act and deed as incorporator, and that the statements contained therein are true.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal, the day and year last above mentioned.

                                                      /s/ Karen S. Miller
                                                      ------------------------
                                                      Notary Public

         My commission expires:

March 23, 1994

                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                              POLLENEX CORPORATION

         Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

         (1) The name of the Corporation is POLLENEX CORPORATION. The name under which it was originally organized was POLLENEX CORPORATION.

         (2) An amendment to the Corporation's Articles of Incorporation was adopted by the Shareholders on June 27, 1996.

         (3) Article I is amended to read as follows:

            The name of the Corporation is RIVAL CONSUMER SALES CORPORATION.

         (4) Of the 30,000 shares outstanding, 30,000 of such shares were entitled to vote on such amendment. The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

                                                                 Number of
             Class                                           Outstanding Shares
             -----                                           ------------------
             Common                                               30,000

         (5) 30,000 shares voted "for" and no shares voted "against" the amendment.

         (6) The effective date of this Amendment shall be 12:00 A.M. on July 1, 1996.

         IN WITNESS WHEREOF, the undersigned President has executed this instrument and its Secretary has affixed its corporate seal hereto and Attested said seal on the 7th day of June, 1996.

                              POLLENEX CORPORATION

                                              By: /s/ Thomas K.  Manning
                                                  ------------------------------
                                                  Thomas K.  Manning, President

ATTEST

/s/ Stanley D. Biggs
----------------------------------
Stanley D.  Biggs, Secretary

STATE OF Missouri
         --------------------        )
                                            ) ss.
COUNTY OF Jackson
          -------------------        )

         I, Doris L. Jones, a Notary Public do hereby certify that on this 27 day of June, 1996, personally appeared before me Thomas K. Manning who, being by me first sworn, declared that he is the President of POLLENEX CORPORATION, that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.


                                                  /s/ Doris L. Jones
                                                  ------------------------------
                                                  Notary Public

My Commission Expires:
March 23, 1999